Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-40037, 333- 08603, 333- 48955) of Electro-Sensors, Inc. of our report dated January 27, 2006, relating to the consolidated financial statements as of and for the year ended December 31, 2005, which appears on page 13 of this annual report on Form 10-KSB for the year ended December 31, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, MN

March 22, 2007

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